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            EXHIBIT 5     OPINION OF MULDOON MURPHY & FAUCETTE LLP





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                   [MULDOON MURPHY & FAUCETTE LLP LETTERHEAD]




                                   May 3, 2001



Board of Directors
SouthBanc Shares, Inc.
907 North Main Street
Anderson, South Carolina 29621-5526

            Re: SouthBanc Shares, Inc. 2001 Stock Option Plan for Offer and Sale of 225,000 Shares of Common Stock

Ladies and Gentlemen:

      We have been requested by SouthBanc Shares, Inc., a Delaware corporation (the "Company"), to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 225,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued under the SouthBanc Shares, Inc. 2001 Stock Option Plan (herein referred to as the "Plan").

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries, Perpetual Bank, A Federal Savings Bank and Heritage Federal Bank.

      Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Plan have been duly authorized and, upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

      The following provisions of the Certificate of Incorporation of SouthBanc Shares, Inc. may not be given effect, or may be subject to equitable limitations by, a court applying Delaware law, but in our opinion, any failure to give effect to, or limitations placed upon, such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common
Stock:

      (a) Subsections C.3 and C.6 of Article VII, which grant the Board the authority to construe and apply the provisions of that Article with regard to the issuance of capital




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Board of Directors
May 3, 2001
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      stock, and subsection C.4 of Article VII, to the extent it obligates any person to provide, or authorizes the Board to demand, complete information concerning beneficial ownership of the Company's common stock; and

      (b) Article XV, which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part, or otherwise referred to or furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8), or any other person or entity, without the prior written consent of this firm.

      We note that, although certain portions of the Registration Statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

      We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's Registration Statement on Form S-8.

                                    Very truly yours,

                                    /s/ Muldoon Murphy & Faucette LLP

                                    MULDOON MURPHY & FAUCETTE LLP